Exhibit 99.1

P R E S S A N N O U N C E M E N T

Investor Contact:	Press Contact:
Brian Flanagan	Erica Burns
Progress Software	Progress Software
+1 781 280 4817	+1 888 365 2779 (x3135)
flanagan@progress.com	erica.burns@progress.com

Progress Reports 2016 Fiscal Fourth Quarter and Year End Results

Announces New Strategic Plan with New Product Strategy and Operating Approach

BEDFORD, MA, January 16, 2017 (BUSINESSWIRE) — Progress (NASDAQ: PRGS) today announced results for its fiscal fourth quarter and fiscal year ended November 30, 2016.

Revenue was $117.7 million during the quarter compared to $112.7 million in the same quarter last year, a year over year increase of 4% on an actual currency basis and 5% on a constant currency basis. On a non-GAAP basis, revenue was $118.0 million compared to $115.4 million in the same quarter last year, an increase of 2% on an actual currency basis and 3% on a constant currency basis.

On a GAAP basis, diluted loss per share was $1.52 (reflecting the impairment charge described below) compared to a diluted loss per share of $0.19 in the same quarter last year.  On a non-GAAP basis, diluted earnings per share was $0.62 compared to $0.53 in the same quarter last year.

Additional financial highlights included:

On a GAAP basis in the fiscal fourth quarter of 2016:

•	Revenue was $117.7 million compared to $112.7 million in the same quarter in fiscal year 2015;

•
Progress recorded a non-cash impairment charge of $92.0 million, or a diluted loss per share of $1.89, as a result of reduced future growth expectations within its Application Development & Deployment segment related to the Telerik business;

•	Loss from operations was $62.4 million (reflecting the impairment charge described above) compared to income from operations of $20.1 million in the same quarter last year;

•	Net loss was $73.8 million (reflecting the impairment charge described above) compared to a net loss of $9.5 million in the same quarter last year;

•	Diluted loss per share was $1.52 (reflecting the impairment charge described above) compared to a diluted loss per share of $0.19 in the same quarter last year; and

•	Cash from operations was $33.9 million compared to $27.6 million in the same quarter last year.

On a non-GAAP basis in the fiscal fourth quarter of 2016:

•	Revenue was $118.0 million compared to $115.4 million in the same quarter last year;

•	Income from operations was $42.6 million compared to $40.5 million in the same quarter last year;

•	Operating margin was 36% compared to 35% in the same quarter last year;

•	Net income was $30.5 million compared to $27.3 million in the same quarter last year;

•	Diluted earnings per share was $0.62 compared to $0.53 in the same quarter last year; and

•	Adjusted free cash flow was $32.4 million compared to $28.7 million in the same quarter last year.

Yogesh Gupta, CEO at Progress, said: “I am pleased with our earnings per share and adjusted free cash flow performance during the quarter despite revenue falling short of our goals.  Initiatives undertaken during the quarter to manage our expenses allowed us to reach this outcome. I am excited by the opportunities we have in front of us, and look forward to what we can accomplish in 2017 and beyond.”

Other fiscal fourth quarter 2016 metrics and recent results included:

•	Cash, cash equivalents and short-term investments were $249.8 million;

•	DSO from continuing operations was 50 days, compared to 49 days in the fiscal third quarter of 2016 and 52 days in the fiscal fourth quarter of 2015; and

•
Under the previously announced authorization by the Board of Directors to repurchase up to $200 million of shares of common stock, Progress repurchased 0.3 million shares for $7.7 million during the fiscal fourth quarter of 2016.

•
On September 27, 2016, our Board of Directors approved the initiation of a quarterly cash dividend to Progress shareholders. The first quarterly dividend of $0.125 per share of common stock was paid on December 15, 2016 to shareholders of record as of the close of business on December 1, 2016.

•
On January 11, 2017, our Board of Directors declared a quarterly dividend of $0.125 per share of common stock payable on March 15, 2017 to shareholders of record as of the close of business on March 1, 2017.

Full Year Results

On a GAAP basis in the fiscal year 2016:

•	Revenue was $405.3 million compared to $377.6 million in fiscal year 2015;

•	Loss from operations was $29.7 million (reflecting the fiscal fourth quarter impairment charge described above)compared to income from operations of $14.8 million in the prior fiscal year;

•	Net loss was $55.7 million (reflecting the fiscal fourth quarter impairment charge described above) compared to a net loss of $8.8 million in the prior fiscal year;

•	Diluted loss per share was $1.13 (reflecting the fiscal fourth quarter impairment charge described above) compared to a diluted loss per share of $0.17 in the prior fiscal year; and

•	Cash from operations was $102.8 million compared to $104.5 million in the prior fiscal year.

On a non-GAAP basis in the fiscal year 2016:

•	Revenue was $407.4 million compared to $412.4 million in fiscal year 2015;

•	Income from operations was $123.1 million compared to $120.4 million in the prior fiscal year;

•	Operating margin was 30% compared to 29% in the prior fiscal year;

•	Net income was $82.3 million compared to $80.6 million in the prior fiscal year;

•	Diluted earnings per share was $1.65 compared to $1.58 in the prior fiscal year; and

•	Adjusted free cash flow was $100.6 million compared to $102.0 million in the prior fiscal year.

New Strategic Plan

Progress also announced today a new strategic plan highlighted by a new product strategy and a streamlined operating approach with a tighter focus on areas of strength to more efficiently drive revenue. Below are the key tenets of the new plan:

•
Streamlined Operating Approach to Improve Execution. In FY 2017, with a product portfolio and go-to-market initiatives emphasizing core strengths, Progress aims for better focus, execution and value to customers and partners. Progress’ core products compete within stable but mature markets, so Progress is adapting its organization and operating principles to focus primarily on customer and partner retention and success. For products such as Dev Tools and Telerik Platform, Progress will also strengthen its high volume, low touch e-commerce capabilities.

•
Investment in New Product Strategy. As part of the plan, Progress will undertake a new product strategy that will leverage its application development platform capabilities, and enable its customers and partners to build next generation applications that drive their businesses. Progress will accomplish this by providing the platform and tools enterprises need to build “Cognitive Applications”, which are the future of application development. This new product strategy builds on the Company’s inherent DNA and vast experience in application development established over 35 years.

Cognitive Applications learn business characteristics and behavior from data and leverage it for competitive advantage. They connect to all the data whether it is from systems of record or the “Internet of Things.” They support all types of user interactions - web and mobile today, chatbots, voice, virtual reality and tactile interfaces of tomorrow.

Progress’ platform for Cognitive Applications will make it easy for developers to build these new applications and will include:

◦Progress’ NativeScript offering, which allows developers to use JavaScript to build native applications across multiple platforms;

◦A mission-critical back-end-as-a-service platform that runs on any cloud, is secure, high-performant, and highly-scalable while supporting all modern user interfaces;

◦Automated and intuitive machine learning capabilities for accelerating the creation and delivery of Cognitive Apps;

◦Progress’ data connectivity and integration capabilities; and

◦Progress’ business logic and rules capabilities.

•
Efficient Alignment of Resources. Progress remains committed to spending thoughtfully, operating efficiently and driving profitability. With the adoption of its new product strategy, Progress will discontinue its investment in its Digital Factory offering and will re-align its resources consistent with its core operating approach. To that end, Progress will implement restructuring efforts that will include consolidating facilities, implementing a simplified organizational structure and reducing marketing and other external expenses. In addition, Progress intends to reduce headcount by approximately 450 employees, totaling over 20% of the Company’s workforce. Initial headcount reductions will begin in the fiscal first quarter of 2017 and should be substantially completed by the end of the fiscal second quarter of 2017, subject to local laws and consultation processes. After investments in our new product strategy, Progress expects to reduce net annual run-rate costs by approximately $20 million by the end of FY 2017.

"Over the past three months, members of my executive management team and I met with customers and partners and collaborated with employees to determine the best plan for growth and profitability,” stated Gupta. “Market feedback and lessons learned from previous product strategies helped inform our view, and we fully intend to evolve Progress into a leaner company that will help lead in building the applications of tomorrow. The Board of Directors and I are confident that Progress has the right DNA and experience to make our new strategy successful for the benefit of all stakeholders.”

Progress also announced that Jerry Rulli, Progress’ Chief Operating Officer, will be leaving the company at the end of the fiscal first quarter of 2017.

Gupta added, “I’d like to thank Jerry for all of his hard work during his time at Progress, and for his efforts in helping to solidify and simplify our core business."

2017 Business Outlook

Progress provides the following guidance for the fiscal year ending November 30, 2017 and the first fiscal quarter ending February 28, 2017:

(In millions, except percentages and per share amounts)	FY 2017 GAAP	FY 2017 Non-GAAP	Q1 2017 GAAP	Q1 2017 Non-GAAP
Revenue	$387 - $395	$388 - $396	$86 - $89	$86 - $89
Diluted earnings per share	$0.56 - $0.64	$1.64 - $1.69	$(0.12) - $(0.06)	$0.25 - $0.27
Operating margin	14% - 15%	32% - 33%	*	*
Adjusted free cash flow	$85 - $93	$95 - $100	*	*
Effective tax rate	43%	33%	*	*
*We do not provide guidance for this financial measure.

Progress' fiscal 2017 financial guidance is based on current exchange rates. The negative currency translation impact on Progress' fiscal year 2017 business outlook compared to 2016 exchange rates is approximately $7.0 million on GAAP and non-GAAP revenue. The negative currency translation impact on Progress' fiscal Q1 2017 business outlook compared to 2016 exchange rates is approximately $1.0 million on GAAP and non-GAAP revenue. To the extent that there are further changes in exchange rates versus the current environment, this may have an additional impact on Progress' business outlook.

Conference Call

The Progress quarterly investor conference call to review its fiscal fourth quarter of 2016 will be broadcast live at 8:30 a.m. ET on Tuesday, January 17, 2017 and can be accessed on the investor relations section of the company’s website, located at www.progress.com. Additionally, you can listen to the call by telephone by dialing 1-877-856-1956, pass code 9896155. The conference call will include brief comments followed by questions and answers. An archived version of the conference call and supporting materials will be available on the Progress website within the investor relations section after the live conference call.

Non-GAAP Financial Information

Progress provides non-GAAP supplemental information to its financial results.

We use this non-GAAP information to evaluate our period-over-period operating performance because our management believes the information helps illustrate underlying trends in our business and provides us with a more comparable measure of our continuing business, as well as a greater understanding of the results from the primary operations of our business, by excluding the effects of certain items that do not reflect the ordinary earnings of our operations. Management also uses this non-GAAP financial information to establish budgets and operational goals, which are communicated internally and externally, evaluate performance, and allocate resources. In addition, compensation of our executives and non-executive employees is based in part on the performance of our business evaluated using this same non-GAAP information.

However, this non-GAAP information is not in accordance with, or an alternative to, generally accepted accounting principles in the United States (GAAP) and should be considered in conjunction with our GAAP results as the items excluded from the non-GAAP information often have a material impact on Progress’ financial results. A reconciliation of non-GAAP adjustments to Progress' GAAP financial results is included in the tables below and is available on the Progress website at www.progress.com within the investor relations section.

As described in more detail below, non-GAAP revenue, non-GAAP costs of sales and operating expenses, non-GAAP income from operations and operating margin, non-GAAP net income, and non-GAAP diluted earnings per share exclude the effect of purchase accounting on the fair value of acquired deferred revenue, amortization of acquired intangible assets, impairment of acquired intangible assets, stock-based compensation expense, restructuring charges, acquisition-related expenses, certain identified non-operating gains and losses, and the related tax effects of the preceding items. We also provide guidance on adjusted free cash flow, which is equal to cash flows from operating activities less purchases of property and equipment and capitalized software development costs, plus restructuring payments.

In the noted fiscal periods, we adjusted for the following items from our GAAP financial results to arrive at our non-GAAP financial measures:

•
Acquisition-related revenue - In all periods presented, we include acquisition-related revenue, which constitutes revenue reflected as pre-acquisition deferred revenue by Telerik AD ("Telerik") that would otherwise have been recognized but for the purchase accounting treatment of the acquisition of Telerik. We acquired Telerik on December 2, 2014. Since GAAP accounting requires the elimination of this revenue, GAAP results alone do not fully capture all of our economic activities. We believe these adjustments are useful to management and investors as a measure of the ongoing performance of the business because, although we cannot be certain that customers will renew their contracts, we (and Telerik) have historically experienced high renewal rates on maintenance and support agreements and other customer contracts. Additionally, although acquisition-related revenue adjustments are non-recurring with respect to past acquisitions, we expect to incur these adjustments in connection with any future acquisitions.

•
Amortization of acquired intangibles - In all periods presented, we exclude amortization of acquired intangibles because those expenses are unrelated to our core operating performance and the intangible assets acquired vary significantly based on the timing and magnitude of our acquisition transactions and the maturities of the businesses acquired.

•
Impairment of goodwill and acquired intangibles - In the current annual period, we exclude impairment charges applicable to goodwill and acquired intangible assets because such expenses distort trends and are not part of our core operating results. Such impairment charges are inconsistent in amount and frequency and we believe that eliminating these amounts, when significant and not reflective of ongoing business and operating results, facilitates a more meaningful evaluation of our current operating performance and comparisons to our operating performance in other periods.

•
Stock-based compensation - In all periods presented, we exclude stock-based compensation to be consistent with the way management and the financial community evaluates our performance and the methods used by analysts to calculate consensus estimates. The expense related to stock-based awards is generally not controllable in the short-term and can vary significantly based on the timing, size and nature of awards granted. As such, we do not include these charges in operating plans. Stock-based compensation will continue in future periods.

•	Restructuring expenses - In all periods presented, we exclude restructuring expenses incurred because those expenses distort trends and are not part of our core operating results.

•
Acquisition-related and transition expenses - In all periods presented, we exclude acquisition-related expenses because those expenses distort trends and are not part of our core operating results. In recent years, we have completed a number of acquisitions, which result in our incurring operating expenses which would not otherwise have been incurred. By excluding certain transition, integration and other acquisition-related expense items in connection with acquisitions, this provides more meaningful comparisons of the financial results to our historical operations and forward looking guidance and the financial results of less acquisitive peer companies. We consider these types of costs and adjustments, to a great extent, to be unpredictable and dependent on a significant number of factors that are outside of our control. Furthermore, we do not consider these acquisition-related costs and adjustments to be related to the organic continuing operations of the acquired businesses and are generally not relevant to assessing or estimating the long-term performance of the acquired assets. In addition, the size, complexity and/or volume of past acquisitions, which often drives the magnitude of acquisition related costs, may not be indicative of the size, complexity and/or volume of future acquisitions.

•
Income tax adjustment - In all periods presented, we adjust our income tax provision by excluding the tax impact of the non-GAAP adjustments discussed above. In addition, in the current annual period, we adjusted our income tax provision to remove from non-GAAP income the positive impact of an out-of-period adjustment recorded to the income tax provision during the fiscal second quarter of 2016.

Constant Currency

Revenue from our international operations has historically represented a substantial portion of our total revenue. As a result, our revenue results have been impacted, and we expect will continue to be impacted, by fluctuations in foreign currency exchange rates. For example, if the local currencies of our foreign subsidiaries weaken, our consolidated results stated in U.S. dollars are negatively impacted.

As exchange rates are an important factor in understanding period to period comparisons, we present revenue growth rates on a constant currency basis, which helps improve the understanding of our revenue results and our performance in comparison to prior periods. The constant currency information presented is calculated by translating current period results using prior period weighted average foreign currency exchange rates. These results should be considered in addition to, not as a substitute for, results reported in accordance with GAAP.

Note Regarding Forward-Looking Statements

This press release contains statements that are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Progress has identified some of these forward-looking statements with words like “believe,” “may,” “could,” “would,” “might,” “should,”“expect,” “intend,” “plan,” “target,” “anticipate” and “continue,” the negative of these words, other terms of similar meaning or the use of future dates.

Forward-looking statements in this press release include, but are not limited to, statements regarding Progress' business outlook and financial guidance. There are a number of factors that could cause actual results or future events to differ materially from those anticipated by the forward-looking statements, including, without limitation:

(1) Economic, geopolitical and market conditions, including the uncertain economic environment in Europe as a result of the recent Brexit vote, and the continued difficult economic environment in Brazil and other parts of the world, can adversely affect our business, results of operations and financial condition, including our revenue growth and profitability, which in turn could adversely affect our stock price. (2) We may fail to achieve our financial forecasts due to such factors as delays or size reductions in transactions, fewer large transactions in a particular quarter, fluctuations in currency exchange rates, or a decline in our renewal rates for contracts. (3) Our ability to successfully manage transitions to new business models and markets, including an increased emphasis on a cloud and subscription strategy, may not be successful. (4) If we are unable to develop new or sufficiently differentiated products and services, or to enhance and improve our existing products and services in a timely manner to meet market demand, partners and customers may not purchase new software licenses or subscriptions or purchase or renew support contracts. (5) We depend upon our extensive partner channel and we may not be successful in retaining or expanding our relationships with channel partners. (6) Our international sales and operations subject us to additional risks that can adversely affect our operating results, including risks relating to foreign currency gains and losses. (7) If the security measures for our software, services or other offerings are compromised or subject to a successful cyber-attack, or if such offerings contain significant coding or configuration errors, we may experience reputational harm, legal claims and financial exposure. (8) We may make acquisitions in the future and those acquisitions may not be successful, may involve unanticipated costs or other integration issues or may disrupt our existing operations. For further information regarding risks and uncertainties associated with Progress's business, please refer to Progress's filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the fiscal year ended November 30, 2015 and its Quarterly Reports on Form 10-Q for the fiscal quarters ended February 29, 2016, May 31, 2016 and August 31, 2016. Progress undertakes no obligation to update any forward-looking statements, which speak only as of the date of this press release.

About Progress

Progress (NASDAQ: PRGS) is a global leader in application development, empowering enterprises to build mission-critical business applications to succeed in an evolving business environment. With offerings spanning web, mobile and data for on-premise and cloud environments, Progress powers businesses worldwide, promoting success one application at a time. Learn about Progress at www.progress.com or 1-781-280-4000.

Progress is a trademark or registered trademarks of Progress Software Corporation or one of its subsidiaries or affiliates in the U.S. and other countries. Any other trademarks contained herein are the property of their respective owners.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended			Fiscal Year Ended
(In thousands, except per share data)	November 30, 2016	November 30, 2015	% Change	November 30, 2016	November 30, 2015	% Change
Revenue:
Software licenses	$48,497	$44,457	9%	$134,863	$130,250	4%
Maintenance and services	69,227	68,261	1%	270,478	247,304	9%
Total revenue	117,724	112,718	4%	405,341	377,554	7%
Costs of revenue:
Cost of software licenses	1,317	1,453	(9)%	5,456	5,979	(9)%
Cost of maintenance and services	11,543	9,758	18%	44,760	40,933	9%
Amortization of acquired intangibles	3,678	4,025	(9)%	15,496	16,830	(8)%
Total costs of revenue	16,538	15,236	9%	65,712	63,742	3%
Gross profit	101,186	97,482	4%	339,629	313,812	8%
Operating expenses:
Sales and marketing	32,853	32,259	2%	121,501	124,867	(3)%
Product development	22,786	21,391	7%	88,587	86,924	2%
General and administrative	10,478	15,229	(31)%	46,532	57,294	(19)%
Impairment of goodwill	92,000	—	100%	92,000	—	100%
Amortization of acquired intangibles	3,179	3,186	—%	12,735	12,745	—%
Impairment of intangible assets	—	—	—%	5,051	—	100%
Restructuring expenses	1,463	4,274	(66)%	1,692	12,989	(87)%
Acquisition-related expenses	791	1,059	(25)%	1,240	4,239	(71)%
Total operating expenses	163,550	77,398	111%	369,338	299,058	24%
(Loss) income from operations	(62,364)	20,084	(411)%	(29,709)	14,754	(301)%
Other (expense) income, net	(1,097)	(1,142)	(4)%	(5,571)	(2,400)	132%
(Loss) income before income taxes	(63,461)	18,942	(435)%	(35,280)	12,354	(386)%
Provision for income taxes	10,332	28,412	(64)%	20,446	21,155	(3)%
Net loss	$(73,793)	$(9,470)	679%	$(55,726)	$(8,801)	533%

Loss per share:
Basic	$(1.52)	$(0.19)	700%	$(1.13)	$(0.17)	565%
Diluted	$(1.52)	$(0.19)	700%	$(1.13)	$(0.17)	565%
Weighted average shares outstanding:
Basic	48,631	50,435	(4)%	49,481	50,391	(2)%
Diluted	48,631	50,435	(4)%	49,481	50,391	(2)%

CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

(In thousands)	November 30, 2016	November 30, 2015
Assets
Current assets:
Cash, cash equivalents and short-term investments	$249,754	$241,279
Accounts receivable, net	65,678	66,459
Other current assets	20,621	15,671
Total current assets	336,053	323,409
Property and equipment, net	50,105	54,226
Goodwill and intangible assets, net	358,894	484,098
Other assets	9,775	15,390
Total assets	$754,827	$877,123
Liabilities and shareholders’ equity
Current liabilities:
Accounts payable and other current liabilities	$59,778	$65,314
Current portion of long-term debt	15,000	9,375
Short-term deferred revenue	128,960	125,227
Total current liabilities	203,738	199,916
Long-term deferred revenue	8,801	8,844
Long-term debt	120,000	135,000
Other long-term liabilities	15,659	10,899
Shareholders’ equity:
Common stock and additional paid-in capital	239,496	227,930
Retained earnings	167,133	294,534
Total shareholders’ equity	406,629	522,464
Total liabilities and shareholders’ equity	$754,827	$877,123

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Three Months Ended		Fiscal Year Ended
(In thousands)	November 30, 2016	November 30, 2015	November 30, 2016	November 30, 2015
Cash flows from operating activities:
Net loss	$(73,793)	$(9,470)	$(55,726)	$(8,801)
Depreciation and amortization	9,525	10,069	39,321	41,680
Stock-based compensation	3,531	5,192	22,541	24,004
Other non-cash adjustments	94,033	21,776	97,813	2,000
Changes in operating assets and liabilities	638	(10)	(1,104)	45,657
Net cash flows from operating activities	33,934	27,557	102,845	104,540
Capital expenditures	(2,042)	(1,126)	(5,786)	(8,845)
Issuances of common stock, net of repurchases	(5,930)	2,610	(69,270)	(19,799)
Payments for acquisitions, net of cash acquired	—	—	—	(246,275)
Proceeds from the issuance of debt, net of payments of principle and debt issuance costs	(1,875)	—	(9,375)	142,588
Proceeds from divestitures, net	—	—	—	4,500
Other	(7,017)	(6,066)	(9,939)	(18,698)
Net change in cash, cash equivalents and short-term investments	17,070	22,975	8,475	(41,989)
Cash, cash equivalents and short-term investments, beginning of period	232,684	218,304	241,279	283,268
Cash, cash equivalents and short-term investments, end of period	$249,754	$241,279	$249,754	$241,279

RESULTS OF OPERATIONS BY SEGMENT
(Unaudited)

	Three Months Ended			Fiscal Year Ended
(In thousands)	November 30, 2016	November 30, 2015	% Change	November 30, 2016	November 30, 2015	% Change
Segment revenue:
OpenEdge	$77,672	$81,159	(4)%	$276,267	$295,934	(7)%
Data Connectivity and Integration	17,157	15,257	12%	48,009	37,926	27%
Application Development and Deployment	22,895	16,302	40%	81,065	43,694	86%
Total revenue	117,724	112,718	4%	405,341	377,554	7%
Segment costs of revenue and operating expenses:
OpenEdge	19,399	20,556	(6)%	72,938	77,085	(5)%
Data Connectivity and Integration	3,896	4,256	(8)%	12,760	13,819	(8)%
Application Development and Deployment	10,625	9,217	15%	40,180	39,386	2%
Total costs of revenue and operating expenses	33,920	34,029	—%	125,878	130,290	(3)%
Segment contribution:
OpenEdge	58,273	60,603	(4)%	203,329	218,849	(7)%
Data Connectivity and Integration	13,261	11,001	21%	35,249	24,107	46%
Application Development and Deployment	12,270	7,085	73%	40,885	4,308	849%
Total contribution	83,804	78,689	7%	279,463	247,264	13%
Other unallocated expenses (1)	146,168	58,605	149%	309,172	232,510	33%
(Loss) income from operations	(62,364)	20,084	(411)%	(29,709)	14,754	(301)%
Other (expense) income, net	(1,097)	(1,142)	(4)%	(5,571)	(2,400)	132%
(Loss) income before provision for income taxes	(63,461)	18,942	(435)%	(35,280)	12,354	(386)%

(1) The following expenses are not allocated to our segments as we manage and report our business in these functional areas on a consolidated basis only: product development, corporate marketing, administration, amortization and impairment of acquired intangibles, impairment of goodwill, stock-based compensation, restructuring, and acquisition related expenses.

SUPPLEMENTAL INFORMATION
(Unaudited)

Revenue by Type

(In thousands)	Q4 2015	Q1 2016	Q2 2016	Q3 2016	Q4 2016	FY 2016	FY 2015
License	$44,457	$23,955	$28,787	$33,624	$48,497	$134,863	$130,250
Maintenance	60,458	58,336	59,485	60,368	60,188	238,377	217,718
Professional services	7,803	7,190	7,846	8,026	9,039	32,101	29,586
Total revenue	$112,718	$89,481	$96,118	$102,018	$117,724	$405,341	$377,554

Revenue by Region

(In thousands)	Q4 2015	Q1 2016	Q2 2016	Q3 2016	Q4 2016	FY 2016	FY 2015
North America	$68,112	$49,065	$53,392	$58,275	$68,471	$229,203	$207,566
EMEA	34,504	31,221	31,577	32,719	35,301	130,818	124,171
Latin America	3,617	3,693	4,389	4,667	8,407	21,156	17,594
Asia Pacific	6,485	5,502	6,760	6,357	5,545	24,164	28,223
Total revenue	$112,718	$89,481	$96,118	$102,018	$117,724	$405,341	$377,554

Revenue by Segment

(In thousands)	Q4 2015	Q1 2016	Q2 2016	Q3 2016	Q4 2016	FY 2016	FY 2015
OpenEdge	$81,159	$64,133	$66,928	$67,534	$77,672	$276,267	$295,934
Data Connectivity and Integration	15,257	6,596	10,005	14,251	17,157	48,009	37,926
Application Development and Deployment	16,302	18,752	19,185	20,233	22,895	81,065	43,694
Total revenue	$112,718	$89,481	$96,118	$102,018	$117,724	$405,341	$377,554

RECONCILIATIONS OF GAAP TO NON-GAAP SELECTED FINANCIAL MEASURES - FOURTH QUARTER
(Unaudited)

	Three Months Ended November 30,						% Change
	2016			2015
(In thousands, except per share data)	GAAP	Adj.	Non-GAAP	GAAP	Adj.	Non-GAAP	Non-GAAP
TOTAL REVENUE	$117,724	$288	$118,012	$112,718	$2,660	$115,378	2%
Software licenses (1)	48,497	71	48,568	44,457	571	45,028	8%
Maintenance and services (1)	69,227	217	69,444	68,261	2,089	70,350	(1)%

TOTAL COSTS OF REVENUE	$16,538	$(3,977)	$12,561	$15,236	$(4,180)	$11,056	14%
Amortization of acquired intangibles	3,678	(3,678)	—	4,025	(4,025)	—
Stock-based compensation (2)	299	(299)	—	155	(155)	—

GROSS MARGIN %	86%		89%	86%		90%	(1)%

TOTAL OPERATING EXPENSES	$163,550	$(100,665)	$62,885	$77,398	$(13,556)	$63,842	(1)%
Amortization and impairment of acquired intangibles	3,179	(3,179)	—	3,186	(3,186)	—
Impairment of goodwill	92,000	(92,000)	—	—	—	—
Restructuring expenses	1,463	(1,463)	—	4,274	(4,274)	—
Acquisition-related expenses	791	(791)	—	1,059	(1,059)	—
Stock-based compensation (2)	3,232	(3,232)	—	5,037	(5,037)	—

INCOME FROM OPERATIONS	$(62,364)	$104,930	$42,566	$20,084	$20,396	$40,480	5%

OPERATING MARGIN	(53)%		36%	18%		35%	1%

TOTAL OTHER (EXPENSE) INCOME, NET	$(1,097)	$—	$(1,097)	$(1,142)	$—	$(1,142)	(4)%

PROVISION FOR INCOME TAXES	$10,332	$663	$10,995	$28,412	$(16,342)	$12,070	(9)%

NET (LOSS) INCOME	$(73,793)	$104,267	$30,474	$(9,470)	$36,738	$27,268	12%

DILUTED (LOSS) EARNINGS PER SHARE	$(1.52)	$2.14	$0.62	$(0.19)	$0.72	$0.53	17%

WEIGHTED AVERAGE SHARES OUTSTANDING - DILUTED	48,631	598	49,229	50,435	691	51,126	(4)%
(1) Adjustments to revenue relate to acquisition-related revenue, which constitutes revenue reflected as pre-acquisition deferred revenue by Telerik that would otherwise have been recognized but for the purchase accounting treatment of the acquisition of Telerik. Since GAAP accounting requires the elimination of this revenue, GAAP results alone do not fully capture all of our economic activities. Note that acquisition-related revenue adjustments entirely relate to Progress' Application Development and Deployment business unit.

(2) Stock-based compensation is included in the GAAP statements of income, as follows:
Cost of revenue	299			155
Sales and marketing	1,301			477
Product development	2,365			1,957
General and administrative	(434)			2,603
Total	$3,531			$5,192

RECONCILIATIONS OF GAAP TO NON-GAAP SELECTED FINANCIAL MEASURES - FISCAL YEAR
(Unaudited)

	Fiscal Year Ended November 30,						% Change
	2016			2015
(In thousands, except per share data)	GAAP	Adj.	Non-GAAP	GAAP	Adj.	Non-GAAP	Non-GAAP
TOTAL REVENUE	$405,341	$2,014	$407,355	$377,554	$34,852	$412,406	(1)%
Software licenses (1)	134,863	360	135,223	130,250	8,751	139,001	(3)%
Maintenance and services (1)	270,478	1,654	272,132	247,304	26,101	273,405	—%

TOTAL COSTS OF REVENUE	$65,712	$(16,395)	$49,317	$63,742	$(17,447)	$46,295	7%
Amortization of acquired intangibles	15,496	(15,496)	—	16,830	(16,830)	—
Stock-based compensation (2)	899	(899)	—	617	(617)	—

GROSS MARGIN %	84%		88%	83%		89%	(1)%

TOTAL OPERATING EXPENSES	$369,338	$(134,360)	$234,978	$299,058	$(53,360)	$245,698	(4)%
Amortization and impairment of acquired intangibles	17,786	(17,786)	—	12,745	(12,745)	—
Impairment of goodwill	92,000	(92,000)	—
Restructuring expenses	1,692	(1,692)	—	12,989	(12,989)	—
Acquisition-related expenses	1,240	(1,240)	—	4,239	(4,239)	—
Stock-based compensation (2)	21,642	(21,642)	—	23,387	(23,387)	—

INCOME FROM OPERATIONS	$(29,709)	$152,769	$123,060	$14,754	$105,659	$120,413	2%

OPERATING MARGIN	(7)%		30%	4%		29%	1%

TOTAL OTHER (EXPENSE) INCOME, NET (3)	$(5,571)	$—	$(5,571)	$(2,400)	$266	$(2,134)	161%

PROVISION FOR INCOME TAXES (4)	$20,446	$14,722	$35,168	$21,155	$16,574	$37,729	(7)%

NET (LOSS) INCOME	$(55,726)	$138,047	$82,321	$(8,801)	$89,351	$80,550	2%

DILUTED (LOSS) EARNINGS PER SHARE	$(1.13)	$2.78	$1.65	$(0.17)	$1.75	$1.58	4%

WEIGHTED AVERAGE SHARES OUTSTANDING - DILUTED	49,481	558	50,039	50,391	729	51,120	(2)%
(1) Adjustments to revenue relate to acquisition-related revenue, which constitutes revenue reflected as pre-acquisition deferred revenue by Telerik that would otherwise have been recognized but for the purchase accounting treatment of the acquisition of Telerik. Since GAAP accounting requires the elimination of this revenue, GAAP results alone do not fully capture all of our economic activities. Note that acquisition-related revenue adjustments entirely relate to Progress' Application Development and Deployment business unit.

(2) Stock-based compensation is included in the GAAP statements of income, as follows:
Cost of revenue	899			617
Sales and marketing	4,093			4,805
Product development	9,965			5,433
General and administrative	7,584			13,149
Total	$22,541			$24,004
(3) In the prior year period, the adjustment to other income (expense), net relates to the termination of Progress' prior revolving credit facility in connection with entering into the new credit facility. Upon termination, the outstanding debt issuance costs related to the prior revolving credit facility were written off to other income (expense) in the GAAP statements of income.

(4) In the current period, we identified an error in our prior year income tax provision whereby income tax expense was overstated for the year ended November 30, 2015 related to our tax treatment of an intercompany gain. We corrected this error by recording an out of period $2.7 million tax benefit in our quarter ended May 31, 2016 financial statements. We adjusted our income tax provision to remove from non-GAAP income the positive impact of this out-of-period adjustment.

OTHER NON-GAAP FINANCIAL MEASURES - FOURTH QUARTER
(Unaudited)

Revenue by Type

(In thousands)	Q4 2016	Non-GAAP Adjustment (1)	Non-GAAP Revenue
License	$48,497	$71	$48,568
Maintenance	60,188	217	60,405
Services	9,039	—	9,039
Total revenue	$117,724	$288	$118,012

Revenue by Region

(In thousands)	Q4 2016	Non-GAAP Adjustment (1)	Non-GAAP Revenue
North America	$68,471	$244	$68,715
EMEA	35,301	38	35,339
Latin America	8,407	—	8,407
Asia Pacific	5,545	6	5,551
Total revenue	$117,724	$288	$118,012

Revenue by Segment

(In thousands)	Q4 2016	Non-GAAP Adjustment (1)	Non-GAAP Revenue
OpenEdge	$77,672	$—	$77,672
Data Connectivity and Integration	$17,157	$—	$17,157
Application Development and Deployment	$22,895	$288	$23,183
Total revenue	$117,724	$288	$118,012

(1) Adjustments to revenue relate to acquisition-related revenue, which constitutes revenue reflected as pre-acquisition deferred revenue by Telerik that would otherwise have been recognized but for the purchase accounting treatment of the acquisition of Telerik. Since GAAP accounting requires the elimination of this revenue, GAAP results alone do not fully capture all of our economic activities. Note that acquisition-related revenue adjustments entirely relate to Progress' Application Development and Deployment business segment.

Adjusted Free Cash Flow

(In thousands)	Q4 2016	Q4 2015	% Change
Cash flows from operations	$33,934	$27,557	23%
Purchases of property and equipment	$(2,042)	$(1,126)	(81)%
Capitalized software development costs	$—	$—	—%
Free cash flow	$31,892	$26,431	21%
Add back: restructuring payments	$515	$2,246	(77)%
Adjusted free cash flow	$32,407	$28,677	13%

OTHER NON-GAAP FINANCIAL MEASURES - FISCAL YEAR
(Unaudited)

Revenue by Type

(In thousands)	FY 2016	Non-GAAP Adjustment (1)	Non-GAAP Revenue
License	$134,863	$360	$135,223
Maintenance	238,377	1,654	240,031
Services	32,101	—	32,101
Total revenue	$405,341	$2,014	$407,355

Revenue by Region

(In thousands)	FY 2016	Non-GAAP Adjustment (1)	Non-GAAP Revenue
North America	$229,203	$1,747	$230,950
EMEA	130,818	221	131,039
Latin America	21,156	5	21,161
Asia Pacific	24,164	41	24,205
Total revenue	$405,341	$2,014	$407,355

Revenue by Segment

(In thousands)	FY 2016	Non-GAAP Adjustment (1)	Non-GAAP Revenue
OpenEdge	$276,267	$—	$276,267
Data Connectivity and Integration	$48,009	$—	$48,009
Application Development and Deployment	$81,065	$2,014	$83,079
Total revenue	$405,341	$2,014	$407,355

(1) Adjustments to revenue relate to acquisition-related revenue, which constitutes revenue reflected as pre-acquisition deferred revenue by Telerik that would otherwise have been recognized but for the purchase accounting treatment of the acquisition of Telerik. Since GAAP accounting requires the elimination of this revenue, GAAP results alone do not fully capture all of our economic activities. Note that acquisition-related revenue adjustments entirely relate to Progress' Application Development and Deployment business segment.

Adjusted Free Cash Flow

(In thousands)	FY 2016	FY 2015	% Change
Cash flows from operations	$102,845	$104,540	(2)%
Purchases of property and equipment	$(5,786)	$(7,184)	19%
Capitalized software development costs	$—	$(1,661)	100%
Free cash flow	$97,059	$95,695	1%
Add back: restructuring payments	$3,539	$6,343	(44)%
Adjusted free cash flow	$100,598	$102,038	(1)%

Non-GAAP Bookings from Application Development and Deployment Segment
(Unaudited)

(In thousands)	Q1 2015	Q2 2015	Q3 2015	Q4 2015	FY 2015
GAAP revenue	$4,797	$9,636	$12,958	$16,302	$43,693
Add: change in deferred revenue
Beginning balance	108	23,081	33,440	41,012	108
Ending balance	23,081	33,440	41,012	49,252	49,252
Change in deferred revenue	22,973	10,359	7,572	8,240	49,144
Less: acquired deferred revenue balance from Telerik	(7,915)	—	—	—	(7,915)
Non-GAAP bookings	$19,855	$19,995	$20,530	$24,542	$84,922

(In thousands)	Q1 2016	Q2 2016	Q3 2016	Q4 2016	FY 2016
GAAP revenue	$18,752	$19,185	$20,233	$22,895	$81,065
Add: change in deferred revenue
Beginning balance	49,252	49,237	51,693	51,736	49,252
Ending balance	49,237	51,693	51,736	52,971	52,971
Change in deferred revenue	(15)	2,456	43	1,235	3,719
Less: acquired deferred revenue balance from Telerik	—	—	—
Non-GAAP bookings	$18,737	$21,641	$20,276	$24,130	$84,784

SaaS Revenue (Hosted Services) from Application Development and Deployment Segment

(In thousands)	Q1 2015	Q2 2015	Q3 2015	Q4 2015	FY 2015
SaaS Revenue - Application Development and Deployment	$567	$713	$765	$975	$3,020

(In thousands)	Q1 2016	Q2 2016	Q3 2016	Q4 2016	FY 2016
SaaS Revenue - Application Development and Deployment	$1,071	$1,079	$1,160	$1,163	$4,473

RECONCILIATIONS OF GAAP TO NON-GAAP FINANCIAL MEASURES FOR FISCAL YEAR 2017 GUIDANCE
(Unaudited)

Fiscal Year 2017 Non-GAAP Revenue Guidance
	Fiscal Year Ended	Fiscal Year Ending
	November 30, 2016	November 30, 2017
(In millions)		Low	% Change	High	% Change
GAAP revenue	$405.3	$387.3	(4)%	$395.3	(2)%
Acquisition-related adjustments - revenue (1)	$2.1	$0.7	(65)%	$0.7	(65)%
Non-GAAP revenue	$407.4	$388.0	(5)%	$396.0	(3)%

(1) Acquisition-related revenue constitutes revenue reflected as pre-acquisition deferred revenue by Telerik that would otherwise have been recognized but for the purchase accounting treatment of the acquisition of Telerik. Since GAAP accounting requires the elimination of this revenue, GAAP results alone do not fully capture all of our economic activities.

Fiscal Year 2017 Non-GAAP Operating Margin Guidance
	Fiscal Year Ending November 30, 2017
(In millions)	Low	High
GAAP income from operations	$53.6	$61.2
GAAP operating margins	14%	15%
Acquisition-related revenue	0.7	0.7
Restructuring expense	20.0	17.0
Stock-based compensation	24.1	24.1
Amortization of intangibles	27.4	27.4
Total adjustments	72.2	69.2
Non-GAAP income from operations	$125.8	$130.4
Non-GAAP operating margin	32%	33%

Fiscal Year 2017 Non-GAAP Earnings per Share and Effective Tax Rate Guidance
	Fiscal Year Ending November 30, 2017
(In millions, except per share data)	Low	High
GAAP net income	$27.5	$31.8
Adjustments (from above)	72.2	69.2
Income tax adjustment (2)	(19.0)	(17.2)
Non-GAAP net income	$80.7	$83.8

GAAP diluted earnings per share	$0.56	$0.64
Non-GAAP diluted earnings per share	$1.64	$1.69

Diluted weighted average shares outstanding	49.1	49.6

(2) Tax adjustment is based on a non-GAAP effective tax rate of approximately 33% for Low and High, calculated as follows:
Non-GAAP income from operations	$125.8	$130.4
Other (expense) income	(5.4)	(5.4)
Non-GAAP income from continuing operations before income taxes	120.4	125.0
Non-GAAP net income	80.7	83.8
Tax provision	39.7	41.2
Non-GAAP tax rate	33%	33%

RECONCILIATIONS OF GAAP TO NON-GAAP FINANCIAL MEASURES FOR FISCAL YEAR 2017 GUIDANCE
(Unaudited)

Fiscal Year 2017 Adjusted Free Cash Flow Guidance
	Fiscal Year Ending November 30, 2017
(In millions)	Low	High
Cash flows from operations (GAAP)	$85	$93
Purchases of property and equipment	(10)	(10)
Add back: restructuring payments	20	17
Adjusted free cash flow (non-GAAP)	$95	$100

RECONCILIATIONS OF GAAP TO NON-GAAP FINANCIAL MEASURES FOR Q1 2017 GUIDANCE
(Unaudited)

Q1 2017 Non-GAAP Revenue Guidance
	Three Months Ended	Three Months Ending
	February 29, 2016	February 28, 2017
(In millions)		Low	% Change	High	% Change
GAAP revenue	$89.5	$85.8	(4)%	$88.8	(1)%
Acquisition-related adjustments - revenue (1)	$0.7	$0.2	(71)%	$0.2	(71)%
Non-GAAP revenue	$90.2	$86.0	(5)%	$89.0	(1)%

(1) Acquisition-related revenue constitutes revenue reflected as pre-acquisition deferred revenue by Telerik that would otherwise have been recognized but for the purchase accounting treatment of the acquisition of Telerik. Since GAAP accounting requires the elimination of this revenue, GAAP results alone do not fully capture all of our economic activities.

Q1 2017 Non-GAAP Earnings per Share Guidance
	Three Months Ending February 28, 2017
	Low	High
GAAP diluted earnings per share	$(0.12)	$(0.06)
Acquisition-related revenue	—	—
Restructuring expense	0.35	0.28
Stock-based compensation	0.10	0.10
Amortization of intangibles	0.14	0.14
Total adjustments	0.59	0.52
Income tax adjustment	$(0.22)	$(0.19)
Non-GAAP diluted earnings per share	$0.25	$0.27